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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                  CURENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  May 15, 2002 (May 1, 2002)

                                TEAM HEALTH, INC.
             (Exact name of registrant as specified in its charter)

         TENNESSEE                       333-80337              62-1562558
(State or other jurisdiction            (Commission            (IRS Employer
      of incorporation                  File Number)         Identification No.)


    1900 WINSTON ROAD, KNOXVILLE, TN                               37919
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (865) 693-1000
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On May 1, 2002, Team Health completed the acquisition of Spectrum Healthcare Resources (SHR), a major provider of permanent healthcare professional staffing services to military healthcare facilities. The purchase price was approximately $147.0 million.

         Pursuant to the terms of the Stock Purchase Agreement, the Company acquired the operations of SHR through the purchase of all of the outstanding stock of the parent company of SHR and the refinancing of the parent company's outstanding debt for cash of $147.0 million plus an adjustment for changes in certain components of SHR's net working capital through the date of closing.

         Team Health plans to continue operating the operations acquired in the acquisition as a provider of permanent healthcare professional staffing services to military healthcare facilities.

         The acquisition of SHR was financed through a combination of existing cash and a new senior credit facility arranged by Banc of America Securities, LLC and Fleet National Bank. The new senior credit facilities provided $225 million of funded senior debt at closing as well as a $75 million revolver that remained unused at closing. The new financing arrangement replaces Team Health's previous $200 million senior credit facilities and retired the outstanding obligations of SHR under its prior credit agreement. Team Health's 12% Senior Subordinated Notes Due 2009 will continue to remain outstanding.

         Founded in 1979, Team Health is headquartered in Knoxville, Tennessee. With the SHR closing, Team Health is affiliated with over 7,000 healthcare professionals who provide emergency medicine, radiology, anesthesia, hospitalist, urgent care and pediatric staffing and management services to over 450 civilian and military hospitals, surgical centers, imaging centers and clinics in 41 states. For more information about Team Health and Spectrum, visit www.teamhealth.com and www.shrusa.com.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  The Company anticipates that the audited financial statements of Spectrum Healthcare Resources as of and for the three years ended September 30, 2001 will be filed by amendment within 60 days of May 15, 2002.

         (b)      Pro Forma Financial Information.

                  The required pro forma financial statements, giving effect to the acquisition as if it had occurred on March 31, 2002, as to the balance sheet and on January 1, 2002, as to the income statement, will be filed by amendment within 60 days of May 15, 2002.

         (c)      Exhibits:
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                  10.18 Stock Purchase Agreement, dated March 29, 2002, between
                  Team Health, Inc., Spectrum Healthcare Services, Inc., the Beneficial Owners of Spectrum Healthcare Services, Inc. and Madison Dearborn Capital Partners, L.P.

                  99.1 Copy of the press release, dated May 1, 2002, relating to the completion of the acquisition of Spectrum Healthcare Resources.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    TEAM HEALTH, INC.
                                                    (Registrant)


                                                    /s/ David P. Jones
                                                    ----------------------------
                                                    David P. Jones
                                                    Vice President and Treasurer
Date:  May 15, 2002